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                                                            [LOGO OF BLACKROCK]

Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
   ISHARES NEW YORK MUNI BOND ETF (ISHNY)
   BlackRock Municipal Income Investment Quality Trust (BAF)
   BlackRock Allocation Target Shares : Series E Portfolio (BATSE) BlackRock Municipal Income Investment Trust (BBF)
   BlackRock New York Municipal Income Trust II (BFY)
   BlackRock New York Municipal Income Trust (BNY)
   BlackRock New York Municipal Bond Trust (BQH)
   BlackRock National Municipal Fund of BlackRock Municipal Bond Fund, Inc. (BR-NATL)
   BlackRock New York Municipal Opportunities Fund of BLK Multi-State Muni (BR-NYMO)
   BlackRock Strategic Municipal Trust (BSD)
   BlackRock New York Municipal Income Quality Trust (BSE)
   BlackRock Long-Term Municipal Advantage Trust (BTA)
   BlackRock MuniYield Investment Quality Fund (MFT)
   BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
   BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE)
   BlackRock MuniYield New York Quality Fund, Inc. (MYN)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                                11-22-2017
Offering Commencement:

Security Type:                         BND/MUNI

Issuer                                 Metropolitan Transportation Authority
                                       transportation revenue refunding

Selling Underwriter                    Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated

Affiliated Underwriter(s)              [X] PNC Capital Markets LLC
                                       [_] Other:

List of Underwriter(s)                 Merrill Lynch, Pierce, Fenner & Smith
                                       Incorporated, Citigroup Global
                                       Markets Inc., Goldman Sachs & Co.
                                       LLC, J.P. Morgan Securities LLC,
                                       Williams Capital Group L.P.,PNC
                                       Capital Markets LLC, Drexel Hamilton,
                                       LLC, Jefferies LLC, Loop Capital
                                       Markets, Morgan Stanley & Co. LLC,
                                       RBC Capital Markets, Ramirez & Co.,
                                       Inc., Siebert Cisneros Shank & Co.
                                       L.L.C, Academy Securities, Alamo
                                       Capital WMBE, Barclays Capital
                                       Inc.,Blaylock Van, LLC, BNY Mellon
                                       Capital Markets, Cabrera Capital
                                       Markets, LLC, Fidelity Capital
                                       Markets, FTN Financial Capital
                                       Markets, KeyBanc Capital Markets,
                                       Raymond James & Associates, Inc.,

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

                     Rice Financial Products Company, Stern Brothers & Co., Stifel, Nicolaus & Company,
                     Inc. , TD Securities (USA) LLC.

TRANSACTION DETAILS

Date of Purchase     11-22-2017

Purchase Price/Share $106.127             Total Commission, Spread or Profit
(PER SHARE / % OF    $46.041
PAR)                 $118.666
                     $105.946
                     $117.399                                                           0.445
                     $120.005
                     $122.332
                     $75.083
                     $120.261

 1.  Aggregate Principal Amount Purchased (a+b)               $     123,355,000

     a.  US Registered Funds
         (Appendix attached with individual Fund/Client
         purchase)                                            $     114,115,000

     b.  Other BlackRock Clients                                      9,240,000

 2.  Aggregate Principal Amount of Offering                   $2,021,461,604.50

 FUND RATIO
 [Divide Sum of #1 by #2]
 Must be less than 0.25                                                 0.06102

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:  12-08-2017
                          --------------------------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:  12-08-2017
                          --------------------------------
                          Global Syndicate Team Member

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2
                           of the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in
                               such country by a "foreign financial
                               regulatory authority," as defined in
                               Section 2(a)(50) of the Investment Company
                               Act of 1940;

                           (b) the securities were offered at a fixed
                               price to all purchasers in the offering
                               (except for any rights to purchase
                               securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited
                               as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and
                               (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                                DEFINITION
Eligible Municipal Securities       The securities:

                                    (a) are direct obligations of, or
                                        obligations guaranteed as to
                                        principal or interest by, a State
                                        or any political subdivision
                                        thereof, or any agency or
                                        instrumentality of a State or any
                                        political subdivision thereof, or
                                        any municipal corporate
                                        instrumentality of one or more
                                        States, or any security which is
                                        an industrial development bond
                                        (as defined in section 103(c)(2)
                                        of Title 26) the interest on
                                        which is excludable from gross
                                        income under certain provisions
                                        of the Internal Revenue Code;

                                    (b) are sufficiently liquid that they
                                        can be sold at or near their
                                        carrying value within a
                                        reasonably short period of time;
                                        and

                                    (c) either

                                        (1)  are subject to no greater
                                             than moderate credit risk; or

                                        (2)  if the issuer of the
                                             municipal securities, or the
                                             entity supplying the
                                             revenues or other payments
                                             from which the issue is to
                                             be paid, has been in
                                             continuous operation for
                                             less than three years,
                                             including the operation of
                                             any predecessors, the
                                             securities are subject to a
                                             minimal or low amount of
                                             credit risk.

                                    Also, purchases of municipal
                                    securities may not be designated as
                                    group sales or otherwise allocated to
                                    the account of any prohibited seller
                                    (i.e., an affiliated underwriter).

Eligible Rule 144A Offering         The securities are sold in an
                                    offering where

                                    (a) the securities are offered or
                                        sold in transactions exempt from
                                        registration under Section 4(2)
                                        of the Securities Act of 1933,
                                        Rule 144A thereunder, or Rules
                                        501-508 thereunder;

                                    (b) the securities were sold to
                                        persons that the seller and any
                                        person acting on behalf of the
                                        seller reasonably believe to
                                        include qualified institutional
                                        buyers, as defined in Rule 144A
                                        ("QIBs"); and

                                    (c) the seller and any person acting
                                        on behalf of the seller
                                        reasonably believe that the
                                        securities are eligible for
                                        resale to other QIBs pursuant to
                                        Rule 144A.

Government Securities Offering      The security is issued or guaranteed
                                    as to principal or interest by the
                                    United States, or by a person
                                    controlled or supervised by and
                                    acting as an instrumentality of the
                                    Government of the United States
                                    pursuant to authority granted by the
                                    Congress of the United States; or any
                                    certificate of deposit for any of the
                                    foregoing.

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Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                                  DEFINITION
U.S. Registered Public Offering.      The securities offered are registered
                                      under the Securities Act of 1933 that
                                      are being offered to the public.